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                              CERTIFICATE OF MERGER

                                       OF

                                   FINA, INC.

                                       AND

                                 NEW FINA, INC.


It is hereby certified that:

            1. The constituent business corporations participating in the merger herein certified are:

               i. New Fina, Inc., which is incorporated under the laws of the State of Delaware; and

               ii. Fina, Inc., which is incorporated under the laws of the State of Delaware.

            2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

            3. The name of the surviving corporation in the merger herein certified is Fina, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

            4. The Certificate of Incorporation of Fina, Inc., is hereby amended in its entirety to read as Annex A attached hereto, until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.


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            5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:


               P.O. Box 2159
               Dallas, Texas  75221


            6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.


Dated: August 5, 1998            FINA, INC.


                                    By:   /s/ RON W. HADDOCK
                                          -------------------------------
                                          Its:  President


Dated: August 5, 1998            NEW FINA, INC.


                                    By:   /s/  FRANCOIS CORNELIS
                                          -------------------------------
                                          Its:  President


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                                                                         ANNEX A


                                   FINA, INC.
                            (a Delaware corporation)


                          CERTIFICATE OF INCORPORATION


            1. The name of the Corporation is:  Fina, Inc.

            2. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent is the Corporation Service Company.

            3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock that the Corporation shall have authority to issue is one thousand (1000), all of which shall be common stock of one class, par value of one cent ($.01) per share, amounting in the aggregate to par value of ten dollars ($10.00).

            5. The name and mailing address of the incorporator are as follows:

            Name                    Mailing Address
            ----                    ---------------

            Peter O.A. Solbert      RFD 3, Huntington, NY

            David A. Lindsay        RFD 3, Huntington, NY

            Franklin E. Parker III  Washington Corner Road, Mendham, NJ


            6. Elections of directors of the Corporation need not be by written ballot unless the bylaws so provide.

            7. The Corporation shall be managed by or under the direction of the Board of Directors which shall exercise all powers conferred under the laws of Delaware.

            8. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt the bylaws of the Corporation and to amend or repeal any provision thereof except a provision adopted by the stockholders and declared as part of such adoption to be amendable or repealable only by the stockholders.



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                                     - 2 -


            9. The bylaws of the Corporation may contain, or the holders of any or all of the shares of stock in the Corporation may agree among themselves or with the Corporation to, any restriction or limitation on the sale, transfer, assignment, pledge, hypothecation, or registration of transfer of the shares of stock of the Corporation or any part thereof imposed in a manner permitted by
Section 202 of the General Corporation Law of Delaware, or any successor provision of the laws of Delaware relating to such restrictions or limitations, and the Corporation shall thereupon observe and carry out on its part the terms of any such restriction or limitation and shall refuse to recognize any sale, transfer, assignment, pledge, hypothecation, or registration of transfer of any of the shares of stock covered by such restriction or limitation unless the same be in conformity with the terms and conditions of such restriction or limitation, provided that notice of the existence of such restriction or limitation be noted conspicuously on the face or back of each certificate representing shares subject to the terms and conditions of such restriction or limitation.

            10. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under ss. 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class or creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

            11. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission on the part of such director occurring prior to such amendment or repeal.



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            12. The private property, whether real or personal, of directors and officers of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

            13. The Corporation shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended.

            14. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.